Exhibit 1

ABER DIAMOND CORPORATION
P.O. BOX 4569, STATION A
TORONTO, ONTARIO, CANADA M5W 4T9
TEL 416.362.2237 FAX 416.362.2230
WWW.ABER.CA

NEWS RELEASE

Aber Schedules Year-End Earnings Release and Conference Call

March 15, 2007 – Toronto, Canada – ABER DIAMOND CORPORATION (TSX-ABZ, NASDAQ-ABER) announces that Fourth Quarter and Year-End results will be released on Thursday, March 29, 2007 after the close of market.

Aber has scheduled a conference call and webcast to review the results on Friday, March 30 2007 at 9:00 a.m. (EST)  Analysts and investors are invited to participate in the call by dialing 866-770-7146 within North America or 617-213-8068 from international locations and entering passcode 55163183.  Interested parties may also listen to a broadcast of the conference call on the internet at www.aber.ca

A conference call replay will be available one hour following the call.  To access the replay, dial 888-286-8010 within North America or 617-801-6888 from international locations and enter passcode 86441412.

About Aber

Aber Diamond Corporation is a specialist diamond company focusing on the mining and retail segments of the diamond industry.  The Company supplies rough diamonds to the global market through its 40% ownership in the Diavik Diamond Mine, located off Lac de Gras in Canada’s Northwest Territories.  Aber also owns Harry Winston Inc., the premier retailer of diamond jewelry.

For further information, please contact:

Robert A. Gannicott, Chairman and Chief Executive Officer – (416) 362-2237

Amir Kalman, Manager, Investor Relations – (416) 362-2237 (ext. 244)